SCHEDULE 14C INFORMATION

(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

ROK ENTERTAINMENT GROUP INC.
(Name of Registrant As Specified In Charter)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

ROK ENTERTAINMENT GROUP, INC.

ROK House, Kingswood Business Park
Holyhead Road, Albrighton
Wolverhampton WV7 3AU
United Kingdom

INFORMATION STATEMENT AND NOTICE OF ACTION TAKEN WITHOUT A MEETING OF STOCKHOLDERS

We are not asking for a proxy and
you are requested not to send us a proxy

INTRODUCTION

This Information Statement and Notice of Action Taken Without a Meeting of Stockholders is being furnished by us to our stockholders of record as of October 27, 2008, to inform them of the October 27, 2008 approval by written consent of stockholders owning a majority, as of the record date, of our outstanding shares of common stock, the only classes of our voting securities outstanding as of the record date, of an amendment to our certificate of incorporation to increase the aggregate number of authorized shares of our common stock from 100 million to 200 million shares.  We have no present plans, proposals or arrangements to issue any of the shares being authorized.

This information statement is dated April 3, 2009, and is first being sent or given to our stockholders as of the record date on or about October 27, 2008.

VOTING RIGHTS AND OUTSTANDING SHARES

The amendment to our certificate of incorporation was approved by written consent on October 27, 2008, by our stockholders owning a majority of the outstanding shares of our common stock.  As of the date of the stockholder consent, our only outstanding voting securities were our shares of common stock. As of the date of the stockholder consent, there were 59,020,185 shares outstanding of our common stock.  With respect to the action approved by the stockholder consent, each share of our common stock entitled its holder to one vote. The stockholder consent was signed by holders of 31,430,021 shares (or 53.25%) of the 59,020,185 shares that were entitled to be voted on these matters.

As a result of requirements under applicable federal securities and state law, the stockholder consent will not be effective, and therefore the amendment to our certificate of incorporation cannot occur, until at least 20 calendar days after this information statement is sent or given to our stockholders of record as of the record date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our common stock beneficially owned as of October 27, 2008, by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director; (iii) each executive officer; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person shown is c/o ROK Entertainment Group Inc., ROK House, Kingswood Business Park, Holyhead Road, Albrighton, Wolverhampton WV7 3AU, United Kingdom.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees.  Subject to any applicable community property laws, the persons or entities named in the table below have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Name(1)	Number of Shares Beneficially Owned(2)		Percentage of Shares Beneficially Owned(3)
5% Stockholders:

DeJoria Family Trust	10,154,015		17.2%

RBC Trustees (Guernsey) Limited as trustee of The ROK Asset Management Limited Unapproved Pension Scheme	6,983,934		11.8%

St. Anne’s Trustees Limited as trustee of The Rok Group Limited Unapproved Pension Scheme	6,629,584		11.2%

John Paul DeJoria Nevada Trust	4,522,062	(4)	7.6%

Alexander Hamilton (5)	3,963,896		6.7%

Executive Officers and Directors:

Jonathan Kendrick, Chairman of the Board of Directors	2,087,830	(6)	3.4%

Lord (Benjamin) Mancroft, Non-executive Deputy Chairman of the Board of Directors	965,475	(7)	1.6%

Laurence Alexander, former Chief Executive Officer, President and Director	1,342,032	(8)	2.2%

Graham Baines, Group Creative Director and Director	222,508	(9)	*

Peter Boswell, Chief Sales Officer and Director	83,566	(10)	*

James Kendrick, Chief Operating Officer and Director	416,635	(11)	*

Alex Renny, Chief Financial Officer, Secretary, Treasurer and Director	83,441	(12)	*

Bruce Renny, Chief Marketing Officer and Director	316,507		*

Jeremy Boswell, Chief Technology Officer	412,008		*

Stuart Furnival, Chief Global Accounts Officer	222,508	(13)	*

All executive officers and directors as a group (10 persons)	6,152,500	(14)	9.6%

*	Less than one percent.

(1)	The address of each person (other than Mr. Hamilton) is c/o Rok Entertainment Group Inc., ROK House, Kingswood Business Park, Holyhead Road, Albrighton, Wolverhampton WV7 3AU, United Kingdom.

(2)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as the entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after October 27, 2008, by the exercise of any warrant, stock option or other right. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(3)
The calculation in this column is based upon 59,020,185 shares of common stock outstanding on October 27, 2008. The shares of common stock and shares underlying stock options are deemed outstanding for purposes of computing the percentage of the person holding such stock options but are not deemed outstanding for the purpose of computing the percentage of any other person.

(4)	Includes currently exercisable stock options to purchase 221,552 shares of common stock.

(5)	The address of Mr. Hamilton is Suite 686, 2 Old Brompton Road, London, SW7.

(6)	Includes currently exercisable stock options to purchase 1,613,186 shares of common stock, of which options to purchase 1,112,542 shares are held by Mr. Kendrick’s spouse.

(7)	Represents currently exercisable stock options to purchase shares of common stock.

(8)	Represents currently exercisable stock options to purchase shares of common stock. In November 2008, Mr. Alexander left our company and is no longer an officer or director of our company.

(9)	Represents currently exercisable stock options to purchase shares of common stock.

(10)	Represents currently exercisable stock options owned of record by PDB Investments LLP, an entity in which Mr. Boswell has 50% ownership.

(11)	Includes currently exercisable stock options to purchase 349,883 shares of common stock.

(12)	Represents currently exercisable stock options to purchase shares of common stock held by Mr. Renny’s spouse.

(13)	Represents currently exercisable stock options to purchase shares of common stock, of which options to purchase 111,254 shares are held by Mr. Furnival’s spouse

(14)	Includes currently exercisable stock options to purchase an aggregate of 4,882,599 shares of common stock.

AMENDMENT TO CERTIFICATE OF INCORPORATION

Our board of directors and stockholders owning a majority of the outstanding shares of our common stock have approved an amendment to our certificate of incorporation to increase the aggregate number of authorized shares of our common stock from 100 million to 200 million shares.  Our certificate of incorporation presently authorizes the issuance of 100 million shares of common stock and 1 million shares of preferred stock.

Text of Amendment

The amendment would result in the text of Article Four, Section 1, first paragraph of our Certificate of Incorporation reading as follows:

“Section 1.  Authorized Shares.  The Corporation shall have authority to issue two classes of shares to be designated respectively, “Common Stock” and “Preferred Stock.”  The total number of shares of capital stock which the Corporation shall have authority to issue is TWO HUNDRED AND ONE MILLION (201,000,000) shares, of which TWO HUNDRED MILLION (200,000,000) shares shall be Common Stock, and ONE MILLION (1,000,000) shares shall be Preferred Stock. Each share of Common Stock shall have a par value of $0.00l, and each share of Preferred Stock shall have a par value of $0.00l.”

General Effect of the Proposed Amendment and Reasons for Approval

Our board of directors unanimously recommended that we approve the amendment for the following reasons:

Availability.    Of our 100 million authorized shares of common stock, 59,020,185 shares were outstanding as of the record date.  As of the record date, after taking into account shares of common stock reserved for issuance under our incentive compensation plan and our other outstanding stock options and warrants, we determined that we lack a sufficient number of shares for potential future issuance, though we have no present plans, proposals or arrangements to issue any shares.  The following table sets forth as of October 27, 2008, and following the proposed amendment, (a) the number of shares of our common stock issued and outstanding; (b) the number of shares of our common stock authorized; (c) the number of shares of our common stock reserved for issuance, identifying each purpose for which shares are being reserved; and (d) the number of shares of our common stock  authorized and unreserved:

		October 27, 2008	After Amendment
(a)	Issued and Outstanding Common Stock	59,020,185	59,020,185

(b)	Authorized Common Stock	100,000,000	200,000,000

(c)	Reserved Common Stock:
	for issuance under options and warrants	3,526,208	3,526,208
	for issuance under our incentive compensation plan	9,000,000	9,000,000
	Total Reserved	12,526,208	12,526,208

(d)	Authorized and Unreserved Common Stock	28,453,607	128,453,607

We have no present plans, proposals or arrangements to issue any of the additional shares being authorized; however, adoption of the amendment would enable our board of directors from time to time to issue additional shares of our common stock authorized by the amendment for such purposes and such consideration as our board of directors may approve without further approval of our stockholders, except as may be required by law or the rules of any national securities exchange on which our shares of common stock are at the time listed.  As is true for shares presently authorized, common stock authorized by the amendment may, when issued, have a dilutive effect on the equity and voting power of existing holders of common stock.

The effective increase in the number of authorized, unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or by-laws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of our company through a transaction opposed by our board of directors.  Our management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the stockholders.  In addition, certain provisions of the Delaware General Corporation Law, as embodied in our certificate of incorporation, could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company.   We do not currently have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

There are no preemptive rights with respect to our common stock.  The additional authorized shares of common stock would have the identical powers, preferences and rights as the shares now authorized.  Under Delaware law, stockholders will not have any dissenters’ or appraisal rights in connection with the amendment.

The amendment will become effective upon the filing, promptly after the expiration of the 20-day period commencing on the mailing of this information statement, of the certificate of amendment required by the Delaware General Corporation Law.

REASONS WE USED STOCKHOLDER CONSENT AS OPPOSED TO SOLICITATION OF STOCKHOLDER APPROVAL VIA PROXY STATEMENT AND SPECIAL MEETING

The increase in our authorized shares of common stock requires an amendment to our certificate of incorporation, which cannot proceed until stockholder approval is obtained and effective.  Stockholder approval could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders meeting called for such purpose, or (ii) by a written consent of the holders of a majority of our voting securities.  However, the latter method, while it represents the requisite stockholder approval, is not deemed effective until 20 days after this information statement has been sent to all of our stockholders giving them notice of and informing them of the actions approved by such consent.

Given that we have already secured the affirmative consent of the holders of a majority of our voting securities to the amendment to our certificate of incorporation, we determined that it would be a more efficient use of limited corporate resources to forego the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders’ meeting called for such a purpose, and rather proceed through the written consent of the holders of a majority of our voting securities. Spending the additional company time, money and other resources required by the proxy and meeting approach would have been potentially wasteful and, consequently, detrimental to completing the amendment in a manner that is timely and efficient for us and our stockholders.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our directors or officers or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be approved by the stockholders as described in this information statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at “http://www.sec.gov.”

You should rely only on the information contained or incorporated by reference in this information statement.  We have not authorized anyone to provide you with information that is different from what is contained in this information statement. This information statement is dated November __, 2008.  You should not assume that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement to stockholders shall not create any implication to the contrary.

Dated:   April 3, 2009

By Order of the Board of Directors, /s/ Jonathan Kendrick Jonathan Kendrick Chairman and Chief Executive Officer